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                                                                      EXHIBIT 21

     List of Subsidiaries of Precision Systems, Inc. as of December 31, 1996:

NAME OF SUBSIDIARY                                          STATE OR COUNTRY OF INCORPORATION
------------------                                          ---------------------------------
Interactive Services Inc..................................                      Delaware
The Renaissance Group.....................................                      Delaware
Vicorp, N.V...............................................      The Netherlands Antilles
Vicorp Europe Holding B.V.................................               The Netherlands
Vicorp Benelux B.V........................................               The Netherlands
Vicorp International Services Nederland B.V...............               The Netherlands
Vicorp International Services S.A.........................                       Belgium
Vicorp France S.A.........................................                        France
Vicorp Scandinavia A/S....................................                       Denmark
Vicorp Scandinavia A.B....................................                        Sweden
Vicorp U.K. Limited.......................................                       England
Vicorp Finland OY.........................................                       Finland
Vicorp Interactive Systems, Inc...........................                 Massachusetts
Vicorp Deutschland GmbH...................................                       Germany
Vicorp Asia Holding Limited...............................                     Hong Kong
Vicorp Asia-Pacific Services Pte Ltd......................                     Singapore
Vicorp Geminus GmbH.......................................                       Germany
Belle System Networking ApS...............................                       Denmark

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